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                                                                    Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-100731) of the Timken Company of our report dated January 28, 2003 relating to the combined financial statements of the Ingersoll-Rand Engineered Solutions Business, an operating business unit of the Ingersoll-Rand Company Limited, which appears in the Current Report on form 8-K of the Timken Company dated February 7, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
February 10, 2003